EXHIBIT 10.23
CONTRIBUTION AND SALE AGREEMENT
dated as of
September 26, 2006
by and between
AMERICAN COLOR GRAPHICS, INC.,
as Seller,
and
AMERICAN COLOR GRAPHICS FINANCE, LLC,
as Purchaser
ALL RIGHT, TITLE AND INTEREST OF AMERICAN COLOR GRAPHICS FINANCE, LLC IN AND TO THIS CONTRIBUTION AGREEMENT HAS BEEN ASSIGNED TO BANK OF AMERICA, N.A., AS COLLATERAL AGENT UNDER THE CREDIT AGREEMENT, DATED AS OF SEPTEMBER 26, 2006, BY AND AMONG AMERICAN COLOR GRAPHICS FINANCE, LLC, AS BORROWER, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT, AND THE LENDERS IDENTIFIED THEREIN.

Section 8.15	Severability of Provisions; No Waiver	44
Section 8.16	Subordination	44
Section 8.17	Confidentiality	44

EXHIBITS
Exhibit A	Form of Assignment

SCHEDULES
Schedule 1	Transferred Receivable List
Schedule 4.1(l)	ERISA Compliance Information

ii

     CONTRIBUTION AND SALE AGREEMENT, dated as of September 26, 2006 (the “Contribution Agreement”), by and between AMERICAN COLOR GRAPHICS, INC., a New York corporation (“ACG”), as the Seller (in such capacity, the “Seller”), and AMERICAN COLOR GRAPHICS FINANCE, LLC, a Delaware limited liability company, as the Purchaser (in such capacity, the “Purchaser”).
PRELIMINARY STATEMENT
     WHEREAS, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser certain Receivables originated by the Seller in its normal course of business.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and benefits to be derived herefrom, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Defined Terms.
     Certain capitalized terms used throughout this Contribution Agreement are defined in this Section 1.1. In addition, capitalized terms used but not defined in this Contribution Agreement shall have the meanings set forth in the Credit Agreement or the Servicing Agreement, as the case may be.
     “ACG” has the meaning set forth in the Preamble hereto.
     “Assignment” has the meaning set forth in Section 2.2(b).
     “Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.
     “Cash Purchase Amount” shall mean, with respect to the Transferred Receivables purchased by the Purchaser on any Purchase Date, an amount equal to cash price paid for the Transferred Receivables that are purchased by the Purchaser on such Purchase Date.
     “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Assets with respect to such Receivable, and all funds deemed to have been received by the Seller or any other Person as a Collection pursuant to Section 6.1.

     “Contract” means an agreement between the Seller and an Obligor in the form of a written contract or an invoice, pursuant to or under which such Obligor shall be obligated to pay for merchandise or services from time to time.
     “Contribution Agreement” has the meaning set forth in the Preamble hereto.
     “Contribution Amount” shall mean, with respect to the Transferred Receivables purchased by or contributed to the Purchaser on any Purchase Date, a capital contribution in the amount of the excess, if any, of (i) the Fair Market Value of the Transferred Receivables that are purchased by the Purchaser on the related Purchase Date, over (ii) the Cash Purchase Amount of the Transferred Receivables that are purchased by the Purchaser on the related Purchase Date.
     “Credit Agreement” means that certain Credit Agreement, dated as of September 26, 2006, by and among American Color Graphics Finance, LLC, as borrower, the lenders identified therein, and Bank of America, N.A., as administrative agent and collateral agent.
     “Delinquent Receivable” means any Receivable that is not a Defaulted Receivable but which remains unpaid for more than thirty (30) days past the due date thereof or for more than sixty (60) days from the original invoice date thereof, or which would otherwise be classified as delinquent pursuant to the Credit Policies.
     “Dilution” means any reduction or cancellation in part or in full of a Receivable due to or as a result of (a) any defective or rejected goods or services, (b) the failure of the Seller or any Affiliate thereof for any reason to deliver any goods or services, (c) any other default by the Seller or any Affiliate thereof in the performance of its obligations under or in connection with any contract relating to such Receivable, (d) discounts, rebates, credit memos and other reductions or adjustments granted or allowed by the Seller or any Affiliate thereof, (e) offsets, disputes, defenses or claims of or by any subcontractor against the Seller or any Affiliate thereof, or (f) offsets, disputes, defenses or claims of or by any Obligor against the Seller or any Affiliate thereof (other than offsets, disputes, defenses or claims where the facts demonstrate to the satisfaction of the Purchaser or any of its successors and assigns that such offset, dispute, defense or claim or that the Obligor’s failure to make payment is the result of such Obligor’s insolvency, bankruptcy or inability to pay its obligations as they mature due to its financial condition) that the Obligor claims with the effect of reducing such Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction).
     “Eligible Obligor” means any Obligor which (a) if a natural person, is a resident of the United States or Canada or, if a corporation or other business organization, is organized under the laws of the United States or Canada or any political subdivision thereof and has its chief executive office in the United States or Canada; (b) is not an Affiliate or an employee of any of the parties hereto; (c) is not a government or a governmental subdivision or agency; (d) if a new Obligor, has been approved by the Administrative Agent as an Obligor, provided that no Obligor which is Canadian or located in Canada shall constitute an Eligible Obligor unless and until the Administrative Agent, in the exercise of its commercially reasonable judgment, and the

Purchaser have agreed upon the procedures to be applied for treatment of such Obligors as Eligible Obligors, including appropriate cash management arrangements.
     “Excepted Persons” has the meaning set forth in Section 8.17(a).
     “Fair Market Value” means, with respect to a Receivable, an amount equal to the value that would be obtained in an arm’s length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, as determined in good faith by the Seller’s Board of Directors.
     “Indemnified Amounts” has the meaning set forth in Section 7.1(a).
     “Indemnified Party” has the meaning set forth in Section 7.1(a).
     “Obligor” means any obligor under any Contract whose recourse obligations thereunder constitute the principal source of payments under any Contract.
     “Obligor Concentration Limit” means, except with the consent of the Administrative Agent (acting at the written direction of the Required Lenders, for so long as the Loans outstanding under the Credit Agreement are less than or equal to $10,000,000, the pool of Transferred Receivables shall include at least thirty (30) Eligible Obligors (including all Receivables for which Home Depot is the Obligor, if any); for so long as the Loans outstanding under the Credit Agreement are greater than $10,000,000 but less than or equal to $15,000,000, the pool of Transferred Receivables shall include at least fifty (50) Eligible Obligors (including all Receivables for which Home Depot is the Obligor, if any); for so long as the Loans outstanding under the Credit Agreement are greater than $15,000,000 but less than or equal to $20,000,000, the pool of Transferred Receivables shall include at least seventy five (75) Eligible Obligors (including all Receivables for which Home Depot is the Obligor, if any); and for so long as the Loans outstanding under the Credit Agreement are greater than $20,000,000, the pool of Transferred Receivables shall include at least one hundred fifty (150) Eligible Obligors (including all Receivables for which Home Depot is the Obligor, if any).
     “Officer’s Certificate” means a certificate signed a duly authorized officer of the Seller or the Purchaser, as the case may be.
     “Opinion of Counsel” means a written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent.
     “Other Costs” has the meaning set forth in Section 8.7(c).
     “Purchase Commencement Date” means the date on which the conditions set forth in Sections 3.1 and 3.2 have been satisfied.
     “Purchase Date” means any date on which the Seller sells or contributes any Receivable to the Purchaser pursuant to the terms of this Contribution Agreement.

     “Purchase Termination Date” means the date that is the earliest to occur of (a) the date that is sixty (60) days prior to the Maturity Date, (b) the date that the Purchaser fails to comply with the Obligor Concentration Limits for in excess of five (5) Business Days, (c) the occurrence of a Termination Date, and (d) the occurrence of an Event of Default.
     “Purchased Receivable” has the meaning set forth in Section 2.2(a).
     “Purchaser” has the meaning set forth in the Preamble hereto.
     “Receivable” means the indebtedness of any Obligor under a Contract that has been originated by the Seller and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.
     “Related Asset” means with respect to any Receivable:
     (a) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements filed against an Obligor describing any collateral securing such Receivable;
     (b) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such receivable whether pursuant to the Contract related to the Receivable or otherwise; and
     (c) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.
     “Removed Obligor” has the meaning set forth in Section 2.1(b).
     “Retransferred Receivables” has the meaning set forth in Section 6.2.
     “Seller” has the meaning set forth in the Preamble hereto.
     “Servicer” means ACG or any successor servicer appointed pursuant to the terms of the Servicing Agreement.
     “Servicing Agreement” means that certain Servicing Agreement, dated as of September 26, 2006, among the Servicer, the Purchaser, the Administrative Agent and the Collateral Agent.
     “Total Purchase Amount” has the meaning set forth in Section 2.3.
     “Transferred Receivable” means a Purchased Receivable outstanding, but excluding any Retransferred Receivables.

     “Transferred Receivable List” means the schedule of all Transferred Receivables that are sold, contributed, transferred, assigned, set over or otherwise conveyed by the Seller to the Purchaser hereunder, together with the information specified in Section 2.5(b), which schedule may be supplemented and amended on each Purchase Date pursuant to the terms hereof.
     “Transferred Receivable Representations and Warranties” means the representations and warranties relating to the Transferred Receivables set forth in Section 4.3.
     Section 1.2 Other Terms.
     All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Article 9.
     Section 1.3 Computation of Time Periods.
     Unless otherwise stated in this Contribution Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
     Section 1.4 Interpretation.
     In this Contribution Agreement, unless a contrary intention appears:
     (a) the singular number includes the plural number and vice versa;
     (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted under the terms of this Contribution Agreement or under the terms of any of the other Loan Documents;
     (c) reference to any gender includes the other gender;
     (d) the word “or” has the inclusive meaning represented by the phrase “and/or”;
     (e) the words “hereof,” “herein,” “hereby,” and “hereunder,” and any other similar words, refer to this Contribution Agreement as a whole and not to any particular provision hereof;
     (f) reference to day or days without further qualification means calendar days;
     (g) in the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day;

     (h) reference to any article, section, subsection, clause, exhibit and schedule references are to this Contribution Agreement;
     (i) reference to any agreement (including any Loan Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Loan Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
     (j) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
ARTICLE II
SALE, TRANSFER AND ASSIGNMENT
     Section 2.1 Facility.
     (a) Subject to the terms and conditions of this Contribution Agreement, on any Business Day following the Purchase Commencement Date and prior to the Purchase Termination Date (and, in any event, on the Tuesday following each calendar week (so long as Receivables relating to an Eligible Obligor whose Receivables were sold to the Purchaser on any Business Day prior to the related Purchase Date were generated in any such week)), (i) the Seller may at its option sell, assign, contribute, transfer, set-over and otherwise convey to the Purchaser and the Purchaser may at its option purchase and accept from the Seller, upon satisfaction of the applicable conditions set forth in Article III, Receivables originated by the Seller which have not previously been sold or contributed to the Purchaser which Receivables have Obligors that (A) are Eligible Obligors and (B) are acceptable to the Purchaser, and (ii) the Seller shall sell, assign, contribute, transfer, set-over and otherwise convey to the Purchaser, without recourse (except to the extent expressly provided herein), and the Purchaser shall purchase and accept from the Seller, upon satisfaction of the applicable conditions set forth in Article III, all Receivables that relate to an Eligible Obligor whose Receivables have been sold to the Purchaser on any Business Day in the calendar week prior to the related Purchase Date; provided, however, notwithstanding clause (ii), the Seller shall not be required to sell, and the Purchaser shall not be required to purchase and accept, the Receivables related to an Obligor that is a Removed Obligor.
     (b) At any time that the Borrowing Base is sufficient to support borrowings of $35,000,000 (after giving effect to the Purchaser’s compliance with Section 5.11 of the Credit

Agreement), the Purchaser may, with the prior written consent of the Agent and the Seller, elect to stop purchasing new Receivables from designated Obligors (each such Obligor a “Removed Obligor”). Upon designation of an Obligor as a “Removed Obligor,” such Obligor shall remain a “Removed Obligor” until the Agent, in the exercise of its commercially reasonable judgment, and the Seller agree that such Removed Obligor shall no longer be a “Removed Obligor” hereunder.
     (c) Notwithstanding anything contained in this Contribution Agreement to the contrary, the Seller may sell, contribute, transfer, assign, set over and otherwise convey all or any Receivables to the Purchaser for a Total Purchase Amount made up 100% of Contribution Amount.
     Section 2.2 Sale, Transfer and Assignment.
     (a) On each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Purchaser, and the Purchaser hereby purchases and takes from the Seller, all right, title and interest of the Seller in the following (collectively, the “Purchased Receivables”):
     (i) the Receivables that are listed on Appendix I to the related Assignment, together with all monies due in payment of such Receivable;
     (ii) all Related Assets with respect to the Receivables referred to in clause (i) above; and
     (iii) all income or proceeds related to or derived from any of the foregoing.
     (b) In connection with any purchase pursuant to Section 2.2(a), the Seller shall, on or prior to the related Purchase Date, execute and deliver to the Purchaser a certificate of assignment (the “Assignment”) from the Seller to the Purchaser substantially in the form of Exhibit A hereto. From and after such Purchase Date, the Receivables listed on such assignment shall be deemed to be Transferred Receivables hereunder.
     (c) Notwithstanding anything to the contrary set forth herein, all sales made pursuant to Section 2.2(a), taking into account all sales and contributions made on any Purchase Date hereunder, shall comply with the Obligor Concentration Limits.
     (d) Except as specifically provided in this Contribution Agreement, the sale, contribution, purchase and acceptance of Transferred Receivables under this Contribution Agreement shall be without recourse to the Seller, it being understood that the Seller shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Seller pursuant to the terms of this Contribution Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of any Obligor.

     (e) None of the Purchaser, the Administrative Agent or any Lender shall have any obligation or liability to any Obligor or client of the Seller (including any obligation to perform any of the obligations of the Seller (including any obligation with respect to any other related agreements)). No such obligation or liability is intended to be assumed by the Purchaser, the Administrative Agent or the Lenders hereunder, and any such assumption is expressly disclaimed.
     (f) Consistent with the Purchaser’s ownership of the Transferred Receivables, the Purchaser shall have (as between the Seller and the Purchaser but subject to ACG’s rights as Servicer under the Servicing Agreement) the sole right to service, administer and collect the Transferred Receivables and to assign or delegate such right to others.
     (g) Except as otherwise expressly required by Section 6.2, the Purchaser shall have no obligation to account to the Seller for the Transferred Receivables. The Purchaser shall have no obligation to account for, or to return any Collections on or with respect to the Transferred Receivables to the Seller. The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Transferred Receivables and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.
     (h) The Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Transferred Receivables in accordance with the terms of the Loan Documents, and all of the Purchaser’s right, title and interest in, to and under this Contribution Agreement, on whatever terms the Purchaser shall determine, pursuant to this Contribution Agreement or otherwise.
     Section 2.3 Total Purchase Amount.
     On any Purchase Date, the Total Purchase Amount for the Transferred Receivables that are purchased by the Purchaser on such Purchase Date shall be equal to the sum of (a) the Cash Purchase Amount for the Transferred Receivables that are purchased by the Purchaser on such Purchase Date and (b) the Contribution Amount for the Transferred Receivables that are purchased by the Purchaser on such Purchase Date (collectively, the “Total Purchase Amount”).
     Section 2.4 Payment of Cash Purchase Amount.
     (a) The Cash Purchase Amount for any Transferred Receivables sold by the Seller to the Purchaser on any Purchase Date shall be paid in immediately available funds.
     (b) The Seller, by accepting the Cash Purchase Amount and/or Contribution Amount paid for each purchase of Transferred Receivables, shall be deemed to have certified, with respect to the Transferred Receivables to be sold by it on such day, that its representations and warranties contained in Article IV are true and correct in all material respects on and as of such day except as otherwise noted in the applicable Assignment with respect to failures, if any, to meet the Transferred Receivables Representations and Warranties, with the same effect as though made on and as of such day.

     (c) Upon the delivery of the Cash Purchase Amount and the Assignment with respect to any transfer of Receivables, title to the Transferred Receivables included in such sale or contribution, as the case may be, shall rest in the Purchaser, whether or not the conditions precedent to such purchase and the other covenants and agreements contained herein were in fact satisfied; provided, however, that the Purchaser shall not be deemed to have waived any claim it may have under this Contribution Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.
     Section 2.5 Deliveries and Undertakings in Connection with Sale or Contribution.
     (a) The Seller agrees, on the Closing Date, (i) to record and file, at its own expense, any financing statements (and continuation statements with respect to such financing statements when applicable) with respect to all Receivables that then are or thereafter become Transferred Receivables, meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of the sale or contribution of, or grant of security interest (which term (as defined in Article 9 of the UCC as in effect in the State of New York) includes any interest of a buyer of accounts in such accounts) in, the Transferred Receivables from the Seller to the Purchaser, (ii) that, subject to Section 2.5(c), such financing statements shall name the Seller, as debtor (which term (as defined in Article 9 of the UCC as in effect in the State of New York) includes a seller of accounts), and the Purchaser, as secured party (which term (as defined in Article 9 of the UCC as in effect in the State of New York) includes a person to which accounts have been sold), of the Transferred Receivables and shall name the Collateral Agent, as assignee, and (iii) to deliver a file-stamped copy of such financing statements or other evidence of such filings (excluding continuation statements, which shall be delivered as filed) to the Purchaser on or prior to the initial Purchase Date.
     (b) In connection with the sale of the Transferred Receivables, the Seller further agrees that it shall, at its own expense, indicate clearly and unambiguously in its records and its financial statements (except as permitted by Section 5.01 of the Credit Agreement or Section 7.01 of the ACG Senior Facility), on or prior to each Purchase Date, that such Transferred Receivables have been sold or contributed to the Purchaser pursuant to this Contribution Agreement. The Seller further agrees to deliver to the Purchaser on each Purchase Date a computer file containing a true, complete and correct list of all (i) Transferred Receivables being purchased by, or contributed to, the Purchaser on such Purchase Date (identified by account number), (ii) the balance of each Transferred Receivable, and (iii) such other information required by the Assignment. Such file or list shall be marked as Schedule 1 to this Contribution Agreement, shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of this Contribution Agreement as such Schedule 1 may be supplemented and amended from time to time.
     (c) It is the intention of the parties hereto that the sale and contribution by the Seller to the Purchaser of the Transferred Receivables shall constitute a valid sale, contribution, transfer and conveyance by the Seller of the Transferred Receivables, free and clear of any Lien, that such Transferred Receivables shall be removed from the estate of the Seller and that the

Transferred Receivables not be part of the Seller’s estate in the event of an Insolvency Proceeding with respect to the Seller. Furthermore, (i) it is not intended that such conveyance be deemed a pledge of the Transferred Receivables by the Seller to the Purchaser to secure a debt or other obligation of the Seller, notwithstanding the requirements of subsection (a) above, and (ii) the Seller and the Purchaser intend that their operations and businesses shall not be substantively consolidated in the event of an Insolvency Proceeding with respect to the Seller and that the separate existence of the Seller and the Purchaser shall not be disregarded in the event of an Insolvency Proceeding with respect to the Seller. In the event that notwithstanding the foregoing (i) any such Transferred Receivables are held to be property of the Seller’s bankruptcy estate, or (ii) this Contribution Agreement is held or deemed to create a security interest in the Transferred Receivables, then (A) this Contribution Agreement shall constitute a security agreement under the laws of New York and, to the extent applicable, within the meaning of Article 8 and Article 9 of the UCC as in effect in the State of New York and (B) the conveyances provided for in Sections 2.2(a) and (c) hereof shall be a grant by the Seller to the Purchaser of a valid security interest in (or charge over) all of the Seller’s right, title and interest in and to the Transferred Receivables, which security interest has been assigned to the Administrative Agent pursuant to Section 2.1 of the Security Agreement and which security interest shall be deemed to have been granted directly to the Administrative Agent from the Seller. The Purchaser shall have, in addition to the rights and remedies that it may have under this Contribution Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.
     (d) In order to secure the performance by the Seller of its covenants and obligations hereunder, the Seller irrevocably authorizes the Purchaser at any time and from time to time in the sole discretion of the Purchaser, and appoints the Purchaser as its attorney-in-fact to act on behalf of the Seller, to take all such steps or actions and to execute and deliver all instruments, agreements, deeds, memoranda and other documents that may be necessary to perfect and protect the Purchaser’s title to and ownership or security interest in the Transferred Receivables, or to enable the Purchaser to exercise or enforce any of its rights hereunder. This appointment is coupled with an interest and is irrevocable.
ARTICLE III
CONDITIONS PRECEDENT
     Section 3.1 Conditions Precedent to Closing.
     The closing hereunder is subject to the satisfaction of the following conditions precedent, together with the conditions precedent set forth in Section 4.01 of the Credit Agreement, that:
     (a) The Purchaser shall have a minimum cash balance in the Cash Collateral Account of $200,000 as of the Closing Date, after the payment of fees and expenses of the transaction.

     (b) The Loan Documents (other than the Control Agreement and the Intercreditor Agreement) shall be in full force and effect on the Closing Date.
     (c) ACG, the Purchaser and the Administrative Agent in the exercise of its reasonable commercial judgment shall have agreed to the form of “Control Agreement” and form of “Intercreditor Agreement” attached to the Credit Agreement.
     (d) The Purchaser and the Seller shall have obtained all consents and approvals of the board of directors, shareholders, governmental entities and other applicable third parties necessary in connection with the Loan Documents.
     (e) There shall be no material pending or threatened litigation, proceeding, bankruptcy or insolvency, injunction, order or claim with respect to the Purchaser or the Seller.
     (f) All loans made by the Lenders to the Seller or any of its Affiliates shall be in full compliance with the Federal Reserve’s margin regulations.
     (g) The Administrative Agent shall have received opinions of counsel to the Seller and the Purchaser satisfactory to the Administrative Agent as to, among other matters, valid corporate existence and authority, legality, validity and binding effect of all Loan Documents, perfection of security interests, the absence of any violation of law or regulation or conflict with any existing contracts, including the Second Lien Indenture and the ACG Senior Facility, and a non-consolidation opinion with respect to the Seller and the Purchaser.
     Section 3.2 Conditions Precedent to Initial Purchase.
     The obligations of the Purchaser to purchase the Transferred Receivables from the Seller on the initial Purchase Date shall be subject to the satisfaction of the following conditions precedent, together with the conditions precedent set forth in Section 4.02 of the Credit Agreement, that:
     (a) If requested by the Administrative Agent in its sole discretion, the Agents shall have received an opinion addressed to the Agents, the Lenders and the agents and the lenders under the ACG Senior Facility, prepared by a third party acceptable to the Agents and in form and substance satisfactory to the Agents as to the fair market value of the Transferred Receivables purchased by the Purchaser from the Seller on the initial Purchase Date.
     (b) The Administrative Agent shall have received the opinions required by Section 4.02(c) of the Credit Agreement.
     (c) The Loan Documents, including the Control Agreement and the Intercreditor Agreement, shall be in full force and effect on such Purchase Date.

     Section 3.3 Conditions Precedent to all Purchases.
     The obligations of the Purchaser to purchase the Transferred Receivables from the Seller on any Purchase Date (including the initial Purchase Date) shall be subject to the satisfaction of the following condition precedent, together with the conditions precedent set forth in Section 4.03 of the Credit Agreement, that the Seller shall have delivered to the Purchaser and the Administrative Agent an updated Transferred Receivable List.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Section 4.1 The Seller’s Representations and Warranties.
     The Seller makes the following representations and warranties to the Purchaser and the Administrative Agent as of the Closing Date and as of each Purchase Date, that:
     (a) Existence, Qualification and Power; Compliance with Laws. The Seller (i) is duly organized and in good standing under the laws of the state of New York, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (iii) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except where failure to be so would not reasonably be expected to have a Material Adverse Effect.
     (b) Authorization; No Contravention. The execution, delivery and performance by the Seller of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action and do not and shall not (i) contravene the terms of any of such Person’s Organizational Documents; (ii) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the Property of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law (including, without limitation, Regulation U or Regulation X issued by the FRB). The Seller is in compliance with all Contractual Obligations referred to in clause (ii)(A), except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
     (c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Seller of any Loan Document, except for (i) consents, authorizations, notices and filings which have been obtained or made and (ii) filings to perfect the Liens created by the Loan Documents.
     (d) Binding Effect. Each Loan Document to which the Seller is a party has been duly executed and delivered by the Seller. Each Loan Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as enforceability may be limited by the Bankruptcy Code and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (e) Financial Statements. All financial statements delivered pursuant to Sections 5.1(j)(i), (ii) and (iii) have been prepared in accordance with GAAP (except as may otherwise be permitted under Sections 5.1(j)(i), (ii) and (iii)) and present fairly in all material respects (on the basis disclosed in the footnotes, where applicable, to such financial statements) the consolidated and consolidating statements of financial condition and income or operations and a consolidated statement of cash flows of Holdings as of such date and for such periods.
     (f) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Seller after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Seller or against any of its properties or revenues that (a) purport to affect or pertain to any of the Loan Documents, or any of the transactions contemplated thereby or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
     (g) Compliance with Laws. The Seller is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (h) No Default. No Servicer Default or Event of Default has occurred and no condition exists which, with notice or lapse of time, or both, would constitute a Servicer Default or an Event of Default.
     (i) Ownership of Property; Liens. The Seller has good record and marketable title in fee simple to, or valid leasehold interests in, all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (j) Environmental Compliance. Except in each case where the existence and/or occurrence of any of the following would not reasonably be expected to have a Material Adverse Effect:

     (i) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the Businesses.
     (ii) None of the Real Properties contains, or to the knowledge of the Financial Officers of the Seller, has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.
     (iii) The Seller has not received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, except for such notice or inquiry that has been fully and finally adjudicated, withdrawn, settled or otherwise resolved; nor does any Financial Officer of the Seller have knowledge or reason to believe that any such notice shall be received or is being threatened.
     (iv) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by or on behalf of the Seller in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.
     (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Financial Officers of the Seller, threatened, under any Environmental Law to which the Seller is or shall be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Seller, the Real Properties or the Businesses.
     (vi) During the Seller’s period of ownership or lease (with respect to real Property previously owned or operated by the Seller) or, to the knowledge of the Financial Officers of the Seller, at any time (with respect to real Property currently owned or operated by the Seller), there has been no release, or threat of release, of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Seller in connection with the Real Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
     (k) Taxes. The Seller and Holdings have filed all federal income tax returns and all other material federal, state and other tax returns and reports required to be filed by them, and have paid all federal income taxes and all other material federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Seller, Holdings or any Subsidiary that would, if made, have a Material Adverse Effect. The Seller is not a party to any tax sharing agreement other than the Tax Sharing Agreement.
     (l) ERISA Compliance. Except as specifically disclosed in Schedule 4.1(l):
     (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, the PBA and other Applicable Law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of the Seller, nothing has occurred which would cause the loss of such qualification. The Seller and each ERISA Affiliate have made all required contributions to any Plan when due, and no application for a funding waiver or an extension of any amortization period has been made with respect to any Plan.
     (ii) There are no pending or, to the best knowledge of the Seller, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect.
     (iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) the Unfunded Pension Liability of all Pension Plans does not exceed $40,000,000 in the aggregate; (C) neither the Seller nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that would not reasonably be expected to have a Material Adverse Effect; (D) neither the Seller nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (E) neither the Seller nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that would reasonably be expected to have a Material Adverse Effect; and (F) no Lien has arisen, choate or inchoate, in respect of the Seller or any of its Property in connection with any Plan (save for contribution amounts not yet due).
     (m) Margin Regulations; Investment Company Act.
     (i) The Seller is not engaged and shall not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

     (ii) The Seller (A) is not or is not required to be registered as an “investment company” under the Investment Company Act of 1940 or (B) is not subject to regulation under any other Applicable Law which limits its ability to incur Indebtedness.
     (n) Disclosure. The Seller has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information (a) prepared by or at the request of the Seller or (b) to the Seller’s knowledge, otherwise furnished by or on behalf of the Seller in each case to the Administrative Agent in connection with the transactions contemplated hereby and the negotiation of this Contribution Agreement or delivered hereunder or under any other Loan Document pursuant to a provision of any Loan Document or pursuant to a specific request from the Administrative Agent in accordance with the Loan Documents (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (i) with respect to projected financial information, the Seller represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (ii) with respect to reports, financial statements, certificates and other information that was not prepared at the request of the Seller, the Seller represents only that it is not aware that such materials contain any material misstatements of fact or material omissions.
     (o) Chief Executive Office. The chief executive office of the Seller is at the address of the Seller referred to in Section 8.3 hereof.
     (p) Nonconsolidation. The Seller represents and warrants that (i) the annual consolidated financial statements of Holdings shall contain a note indicating that the Seller’s separate assets and liabilities are neither available to pay the debts of the consolidated entity or any other constituent thereof nor constitute obligations of any other constituent of the consolidated entity, it being understood that the foregoing does not apply to liabilities for which joint and several liability is provided under the Code or ERISA, (ii) except as permitted or required by the Loan Documents, none of the Seller or its Affiliates pays any of the Purchaser’s expenses, guarantees any of the Purchaser’s obligations or advances funds to the Purchaser for payment of expenses, and (iii) none of the Seller or its Affiliates acts as an agent of the Purchaser, except ACG in its capacity as Servicer.
     (q) Ownership of the Purchaser. The Seller owns, directly or indirectly, 100% of the membership interests of the Purchaser, free and clear of any Lien except the Lien created under the ACG Senior Facility and the Lien created under the Second Lien Indenture. Such membership interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire member interests (except a non-economic “special member” interest) in or equity securities of the Purchaser.

     (r) Selection Procedures. No procedures believed by the Seller to be adverse to the interests of the Purchaser, the Administrative Agent or the Lenders were utilized by the Seller in identifying or selecting the Transferred Receivables. In addition, each Transferred Receivable shall have been underwritten in accordance with and satisfy the standards of the Credit Policies as in effect on the date of origination of such Transferred Receivable.
     (s) Eligibility of Receivables. As of each Purchase Date, (i) the Transferred Receivable List provides an accurate and complete listing of all the Transferred Receivables transferred hereunder, and the information contained therein with respect to the identity of such Transferred Receivables and the amounts owing thereunder is true and correct in all material respects, (ii) the Obligor of each Transferred Receivable is an Eligible Obligor, (iii) except as disclosed on the applicable Assignment, each Transferred Receivable satisfies the Transferred Receivable Representations and Warranties, (iv) each Transferred Receivable is free and clear of any Lien of any Person (other than any Lien created pursuant to the terms of the Loan Documents) and in compliance with all Applicable Laws, (v) the Seller is in compliance with all Obligor Concentration Limits, and, (vi) with respect to each Transferred Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest or security interest in such Transferred Receivables to the Purchaser have been duly obtained, effected or given and are in full force and effect.
     (t) Perfection Requirements as to Collateral.
     (i) The sale and contribution by the Seller to the Purchaser of the Transferred Receivables under this Contribution Agreement constitutes a valid sale, contribution, transfer and conveyance by the Seller of the Transferred Receivables, free and clear of any Lien, and such Transferred Receivables have been removed from the estate of the Seller and would not be part of the Seller’s estate in the event of an Insolvency Proceeding with respect to the Seller; provided, however, that if (x) any such Transferred Receivables are held to be property of the Seller’s bankruptcy estate, or (y) this Contribution Agreement is held or deemed to create a security interest in the Transferred Receivables, then (A) this Contribution Agreement constitutes a security agreement under the laws of New York and, to the extent applicable, within the meaning of Article 8 and Article 9 of the UCC as in effect in the State of New York and (B) the conveyances provided for in Sections 2.2(a) and 2.2(c) hereof are a grant by the Seller to the Purchaser of a valid security interest in (or charge over) all of the Seller’s right, title and interest in and to the Transferred Receivables, which security interest has been assigned to the Collateral Agent pursuant to Section 2.1 of the Security Agreement and which security interest shall be deemed to have been granted directly to the Collateral Agent from the Seller, and in such event the Purchaser shall have, in addition to the rights and remedies that it may have under this Contribution Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

     (ii) Prior to the transactions described herein, the Seller had good title to the Transferred Receivables free and clear of any Liens other than the Liens created under the ACG Senior Facility and the Second Lien Indenture.
     (iii) All of the Transferred Receivables constitute “accounts” within the meaning of the UCC and none of the Contracts related to such Transferred Receivables have any marks or notation indicating that it has been pledged, assigned or otherwise conveyed to or in favor of any Person other than the Administrative Agent.
     (iv) The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law. Each such financing statement contains a statement that a “purchase of, or grant of a security interest in, any collateral described in this financing statement without the consent of the Administrative Agent shall violate the rights of the Purchaser.”
     (v) Other than the security interest granted to the Purchaser pursuant to this Contribution Agreement and the Liens created under the ACG Senior Facility and the Second Lien Indenture, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables (or any interest therein). The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of any Transferred Receivables, other than any financing statement (A) relating to the security interest granted hereunder or under any of the other Loan Documents in favor of the Purchaser or the Administrative Agent, or (B) that has been terminated or released.
     (vi) Notwithstanding any other provision of this Contribution Agreement or any provision of any other Loan Document, the representations contained in this Section 4.1(t) shall be continuing and remain in full force and effect until all amounts due and payable under all of the Loan Documents have been paid in full in accordance with the terms of such Loan Documents.
     (u) Collections. The Seller acknowledges that all Collections received by it or by any of its Affiliates with respect to the Transferred Receivables are held and shall be held in trust for the benefit of the Purchaser (or its assignees) until such Collections are deposited into the Concentration Account.
     (v) Covenants. All covenants, agreements and undertakings of the Seller hereunder have been fully performed in all material respects.
     (w) Fraudulent Transfer. No transfer of property is being made by the Seller and no obligation is being incurred by the Seller in connection with any of the transactions contemplated by this Contribution Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present of future creditors of the Seller.

     (x) Representations and Warranties for Benefit of the Administrative Agent. Each of the representations and warranties of the Seller contained in this Contribution Agreement and the other Loan Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date is true and correct in all material respects on the date it was made true and correct (except to the extent that the Seller qualified any of the Transferred Receivable Representations and Warranties with respect to any Transferred Receivable so long as any such qualified Transferred Receivable has not been deemed to be eligible for inclusion in the calculation of the Borrowing Base at any time), and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Collateral Agent, the Administrative Agent and the Lenders as if the same were set forth in full herein.
     It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (i) the sale and assignment or contribution of the Transferred Receivables to the Purchaser and (ii) any subsequent transfer of the Transferred Receivables by the Purchaser (including its grant of a first priority perfected security interest in, to and under the Transferred Receivables pursuant to the Credit Agreement). Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties (other than any breach of a Transferred Asset Representation and Warranty that was disclosed on the applicable Assignment), the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.
     Section 4.2 Representations and Warranties of the Purchaser.
     The Purchaser makes the following representations and warranties to the Seller and the Administrative Agent as of the Closing Date and as of each Purchase Date, that:
     (a) Existence, Qualification and Power; Compliance with Laws. The Purchaser (i) is duly organized and is validly existing as a limited liability company under the laws of the State of Delaware, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (iii) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.
     (b) Authorization; No Contravention. The execution, delivery and performance by the Purchaser of each Loan Document to which it is party, have been duly authorized by all necessary limited liability company action, and do not and shall not (i) contravene the terms of any of the Purchaser’s Organizational Documents; (ii) conflict with or result in any breach or contravention of (A) any Contractual Obligation to which the Purchaser is a party or affecting the Purchaser or the Property of the Purchaser or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Purchaser or its property is subject; or (iii) violate any Applicable Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

     (c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Purchaser of any Loan Document, except for (i) consents, authorizations, notices and filings, which have been obtained or made and (ii) filings to perfect the Liens created by the Loan Documents.
     (d) Binding Effect. Each Loan Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser. Each Loan Document to which the Purchaser is a party constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (e) Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Purchaser after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Purchaser or against any of its properties or revenues that (a) purport to affect or pertain to any of the Loan Documents, or any of the transactions contemplated thereby or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
     (f) Investment Company Act. The Purchaser is not required to be registered as an “investment company” under the Investment Company Act of 1940.
     (g) Compliance with Laws. The Purchaser is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
     (h) Solvency. The Purchaser shall not take any actions which would result in the Purchaser failing to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
     Section 4.3 Transferred Receivable Representations and Warranties.
     The Seller makes the following representations and warranties to the Purchaser and the Administrative Agent with respect to each Transferred Receivable as of the related Purchase Date:
     (a) Such Transferred Receivable is denominated and payable only in United States dollars in the United States or, if the Obligor related to such Transferred Receivable is Canadian,

in Canadian dollars in Canada.
     (b) Such Transferred Receivable is not with an Obligor for whom more than fifty percent (50%) of the aggregate Receivables of such Obligor are Delinquent Receivables.
     (c) The Obligor of such Transferred Receivable is an Eligible Obligor.
     (d) The Obligor of such Transferred Receivable is not a Removed Obligor.
     (e) Such Transferred Receivable constitutes an “account” within the meaning of Section 9-106 of the UCC of all applicable jurisdictions or, if the Obligor related to such Transferred Receivable is Canadian, under the corresponding provisions of the appropriate Canadian law.
     (f) Such Transferred Receivable is not subject to any encumbrance, lien, security interest, charge, set-off, dispute or other right or claim of any third-party except to the extent that the disputed amount is appropriately reserved in the Borrowing Base of the Purchaser.
     (g) Such Transferred Receivable is not subject to any offset rights or other Dilution except to the extent that the disputed amount is appropriately reserved in the Borrowing Base of the Purchaser.
     (h) Such Transferred Receivable is in full force and effect and constitute the legal, valid and binding obligations of the related Obligor enforceable against such Obligor and is not subject to any offset, counterclaim or other defense.
     (i) Such Transferred Receivable, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation.
     (j) Such Transferred Receivable satisfies all applicable requirements of the Credit Policies.
     (k) Such Transferred Receivable was generated in the ordinary course of the Seller’s business.
     (l) Such Transferred Receivable arises solely from the sale of goods and/or the provision of services to the related Obligor by the Seller, and not by any other Person (in whole or in part) (provided that the Seller is permitted to have subcontracted the provision of services to the related Obligor so long as the Seller remains primarily liable to the Obligor for delivery of the goods and/or provision of the services and to the subcontractor for payment of amounts due it under its subcontract).
     (m) All right, title and interest to and in such Transferred Receivable has been validly transferred by the Seller directly to the Purchaser under and in accordance with this Contribution

Agreement.
     (n) Prior to the transfer to the Purchaser hereunder, the Seller had good and marketable title to such Transferred Receivable.
ARTICLE V
COVENANTS
Section 5.1 Affirmative Covenants of the Seller.
     From the date hereof:
     (a) Compliance with Law. The Seller shall comply in all material respects with all Applicable Laws, including those applicable to the Transferred Receivables.
     (b) Preservation of Company Existence. The Seller shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.
     (c) Obligations and Compliance with Transferred Receivables. The Seller shall, at its expense, timely and fully perform and comply with all of the provisions, covenants, promises and obligations on the part of the Seller to be fulfilled, performed or complied with under or in connection with each Transferred Receivable and shall do nothing to impair the rights of the Purchaser in, to and under such Transferred Receivables.
     (d) Keeping of Records and Books of Account. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Transferred Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Transferred Receivables and the identification of the Transferred Receivables (or any proceeds derived therefrom). The Seller shall give the Purchaser and the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence. The Seller shall permit the Purchaser or the Administrative Agent, or their respective the agents or representatives, to visit the offices of the Seller during normal office hours upon advance notice and to examine and make copies of all documents, books, records and other information concerning the Transferred Receivables and to discuss any matters related thereto with any of the officers or employees of the Seller having knowledge of such matters in accordance with the provisions of Section 8.13.

     (e) Transferred Receivables. With respect to all Transferred Receivables acquired by the Purchaser, the Seller shall (i) take all action necessary to establish, maintain, perfect, protect and more fully evidence the Purchaser’s ownership interest in (or valid and perfected first priority security interest against the Seller in) such Transferred Receivables free and clear of any Lien (other than any Lien created pursuant to the terms of the Loan Documents), including, without limitation, (a) filing and maintaining (at the Seller’s expense), effective financing statements (Form UCC-1) against the Seller in all necessary or appropriate filing offices and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, and (ii) take all additional action that the Purchaser or the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties and their assignees to this Contribution Agreement in such Transferred Receivables.
     (f) Delivery of Collections. The Seller shall cause (i) all proceeds from all lockboxes to be directly deposited by a Lockbox Bank into the Concentration Account and (ii) the Concentration Account to be subject at all times to an Intercreditor Agreement that is in full force and effect. In the event any Collections relating to the Transferred Receivables are deposited into an account other than the Concentration Account, the Seller shall deposit such payment (or shall cause all such Collections to be deposited) directly into the Concentration Account within two (2) Business Days following receipt thereof, and, at all times prior to such deposit, the Seller shall itself hold or, if applicable, shall cause such Collections to be held in trust for the exclusive benefit of the Purchaser, the Administrative Agent and the Lenders. In the event any Collections relating to the Transferred Receivables are remitted directly to the Seller or any Affiliate of the Seller (other than by delivery to the Concentration Account or an account other than the Concentration Account), the Seller shall deposit such payment (or shall cause all such Collections to be deposited) directly into the Concentration Account within three (3) Business Days following receipt thereof, and, at all times prior to such deposit, the Seller shall itself hold or, if applicable, shall cause such Collections to be held in trust for the exclusive benefit of the Purchaser, the Administrative Agent and the Lenders. Except as otherwise provided in the Intercreditor Agreement, the Collateral Agent shall maintain exclusive ownership, dominion and control (subject to the terms of this Contribution Agreement and the other Loan Documents) of the Concentration Account and shall not grant the right to take dominion and control of the Concentration Account at a future time or upon the occurrence of a future event to any Person, except as contemplated by the Credit Agreement or the Intercreditor Agreement. Until so deposited, all such Collections shall be held by the Collateral Agent in trust for the Purchaser, the Administrative Agent and the Lenders.
     (g) Payment Performance and Discharge of Obligations. The Seller shall pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due the non-payment, performance or discharge of which would reasonably be expected to have a Material Adverse Effect, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.
     (h) Notice to Obligors. Upon the sale or contribution of any Transferred Receivables hereunder, the Seller shall instruct all related Obligors to make payments with respect to the Transferred Receivables to the Concentration Account.
     (i) Adverse Claims. The Seller shall not create, or participate in the creation of, or permit to exist, any Liens in relation to the Concentration Account, other than as permitted under the terms of the Intercreditor Agreement.
     (j) Financial Statements; Certificates. The Seller shall furnish to the Agents and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Holdings, (A) a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and an opinion of independent certified public accountants of recognized national standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or contain any qualification arising out of the scope of the audit or contain explanatory language that questions the ability of Holdings or its Subsidiaries to continue as a going concern and (B) a consolidating income statement of Holdings and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the chief executive officer or the chief financial officer of the Seller as fairly presenting the financial condition of Holdings and its Subsidiaries in accordance with GAAP;
     (ii) as soon as available, but in any event within forty five (45) days after the end of each fiscal quarter of each fiscal year of Holdings, a consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations and a consolidated statement of cash flows for such fiscal quarter and for the portion of the fiscal year Holdings and its Subsidiaries then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year (other than balance sheet information), all in reasonable detail, such statements to be certified by the chief executive officer or the chief financial officer of the Seller as fairly presenting the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer or the chief financial officer of the Seller to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries;
     (iii) as soon as available, but in any event within thirty (30) days after the end of each calendar month (or forty five (45) days in the case of any month that is also the last month of a fiscal quarter or fiscal year), a consolidated and consolidating balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month, and the related consolidated and consolidating statements of income or operations and a consolidated statement of cash flows for such fiscal month and for the portion of the fiscal year Holdings and its Subsidiaries then ended, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year and the corresponding portion of the previous fiscal year (other than balance sheet information), all in reasonable detail, such statements to be certified by the chief executive officer or the chief financial officer of the Seller as fairly presenting the financial condition, results of operations and cash flows of the fiscal year Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer or the chief financial officer of the Seller to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its Subsidiaries; and
     (iv) concurrently with the delivery of the financial statements referred to in Sections 5.1(j)(i), (ii), and (iii), an Officer’s Certificate signed by the chief executive officer or chief financial officer of the Seller certifying that no Default, Servicer Default or Event of Default has occurred or is continuing, or, if any such Default, Servicer Default or Event of Default shall exist, stating the nature and status of such event.
     Any consolidating balance sheet or consolidating statement of income or operations furnished under this Section 5.1(j) shall show unconsolidated information for Holdings on the one hand and ACG and its consolidated subsidiaries on the other hand and need not show separately consolidating information for ACG and any of its consolidated subsidiaries. Such unconsolidated financial information for ACG and its consolidated subsidiaries shall also include the information on Schedule 5.01 to the Credit Agreement.
     (k) Certificates; Other Information. The Seller shall furnish to the Purchaser, the Agents and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (i) promptly upon receipt by Holdings or any Subsidiary of any detailed written audit report, written report, “management letter” or other written recommendation submitted by independent accountants to Holdings or any Subsidiary in connection with any annual or special audit of the books of such Person, in each case citing a material weakness in internal controls, notice of receipt thereof, and a copy of each such written report or

“management letter” unless (A) ACG has been informed by such independent accountants that delivery thereof to the Administrative Agent or the Lenders is not permitted by generally applicable policies of such independent accountants and (B) such information is not being delivered to any other lenders or creditors of Holdings or any Subsidiary;
     (ii) promptly, and in any event within five (5) Business Days after receipt thereof by Holdings or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or other inquiry by such agency regarding financial or other operational results of Holdings or any Subsidiary;
     (iii) promptly after the same are available, (A) copies of each annual report, proxy or financial statement or other material report generally sent to the stockholders of Holdings or any Subsidiary, and copies of all annual, regular, periodic and special reports and registration statements which Holdings or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and (B) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters; and
     (iv) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or the Seller, or compliance with the terms of the Loan Documents, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request.
     (l) Notices and Information. The Seller shall furnish to the Purchaser, and the Administrative Agent (who shall notify the other Lenders), in form and detail satisfactory to the Administrative Agent, with:
     (i) promptly after notice or knowledge thereof, notice of the occurrence of any Default, Event of Default or Servicer Default and the nature thereof;
     (ii) promptly after notice or knowledge thereof, notice that any representation or warranty of the Seller set forth in Article IV (other than any breach of a Transferred Asset Representation and Warranty that was disclosed on the applicable Assignment) was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Purchaser and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Purchaser and the Administrative Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;
     (iii) promptly after notice or knowledge thereof, notice of the occurrence of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (A) breach or non-performance of, or any default under, a Contractual Obligation of the Seller; (B) any dispute, litigation, investigation, proceeding or suspension between the Seller and any Governmental Authority; or (C) the commencement of, or any material development in, any material litigation or proceeding affecting the Seller, including pursuant to any applicable Environmental Laws;
     (iv) promptly after notice or knowledge thereof, notice of the occurrence of any ERISA Event;
     (v) promptly after notice or knowledge thereof, notice of any Lien (other than any Lien created pursuant to the terms of the Loan Documents) known to it is made or asserted against any of the Transferred Receivables;
     (vi) promptly after notice or knowledge thereof, notice of any determination that a Transferred Receivable that was purchased by the Purchaser hereunder did not satisfy the Transferred Receivable Representations and Warranties at the time of such purchase (except to the extent any such failure was disclosed on the applicable Assignment); or
     (vii) promptly after notice or knowledge thereof, notice of any material change in accounting policies or financial reporting practices by the Seller.
     Each notice pursuant to this Section 5.1(l)(i) through (iv) shall be accompanied by a statement of a Financial Officer of the Seller setting forth details of the occurrence referred to therein and stating what action the Seller has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.1(l)(i) shall describe with particularity any and all provisions of this Contribution Agreement and any other Loan Document that have been breached.
     (m) Separate Company Existence. From and after the date of execution and delivery of this Contribution Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity separate and apart from the Seller and any Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and any Affiliate of the Seller, and is not a division of the Seller or of any Affiliate of the Seller. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall take all reasonable steps to ensure that the Purchaser:

     (i) not have any assets other than cash, cash equivalents and the Transferred Receivables and other incidental assets or property as may be necessary for the operation of the Purchaser;
     (ii) not have any obligations or indebtedness other than indebtedness under the Credit Agreement and any obligations incurred in favor of the Lenders under the Credit Agreement or the other Loan Documents, and not hold out its credit as being available to satisfy the obligations of any member, Affiliate, or other person;
     (iii) not incur or permit to exist any Liens on any of its assets except under the Credit Agreement or the other Loan Documents;
     (iv) maintain books and records separate from any other person or entity, except to the extent that it is required or permitted by law to file or be included in a tax return filed by another Person, including in a consolidated return or as an entity whose existence is disregarded for purposes of preparing the Parent’s return;
     (v) maintain its accounts separate from those of any other person or entity;
     (vi) not commingle assets with those of any other entity (except as expressly permitted under the terms of the Intercreditor Agreement);
     (vii) conduct its own business in its own name;
     (viii) maintain separate financial statements and not permit its assets, liabilities or income to be included in the financial statement of any other Person except to the extent that Holdings or any other parent of Purchaser is required by GAAP to include them in its respective periodic consolidated financial statements and any related consolidating financial statements prepared in accordance with GAAP or that the Seller includes them in any financial information required to be furnished under Section 5.01 of the Credit Agreement or Section 7.01 of the ACG Senior Facility, provided, however, that any annual consolidated financial statements of Holdings shall contain a note indicating that the Purchaser’s separate assets and liabilities are neither available to pay the debts of the consolidated entity or any other constituent thereof nor constitute obligations of any other constituent of the consolidated entity, it being understood that the foregoing does not apply to liabilities for which joint and several liability is provided under the Code or ERISA;
     (ix) pay its own liabilities out of its own funds;
     (x) observe all limited liability company formalities and other formalities required by the Purchaser’s Organizational Documents;
     (xi) maintain an arm’s-length relationship with its Affiliates;

     (xii) pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations;
     (xiii) not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;
     (xiv) not acquire obligations or securities of its partners, members, or shareholders;
     (xv) allocate fairly and reasonably any overhead for shared office space;
     (xvi) use separate stationery, invoices, and checks;
     (xvii) not pledge its assets for the benefit of any other entity or make any loans or advances to any entity (except as provided in the Credit Agreement or the other Loan Documents);
     (xviii) hold itself out as a separate entity;
     (xix) correct any known misunderstanding regarding its separate identity;
     (xx) maintain adequate capital in light of its contemplated business operations;
     (xxi) not merge into or consolidate with any Person or dissolve, terminate or liquidate, in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without, in each case, first obtaining the written consent of the Administrative Agent;
     (xxii) not fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the Administrative Agent, amend, modify, terminate or fail to comply with the provisions of its certificate of formation or limited liability company operating agreement, or fail to observe limited liability company formalities;
     (xxiii) not own any Subsidiary or make any investment in any Person;
     (xxiv) not share any common logo with or hold itself out as or be considered as a department or division of the Seller or any of its other Affiliates or any other Person;
     (xxv) not fail at any time to have an Independent Manager (as such term is defined in the Purchaser’s Organizational Documents); and

     (xxvi) take or refrain from taking, as applicable, any of the actions specified in the non-consolidation opinion of the Seller’s counsel delivered on the Closing Date, upon which the conclusions expressed therein are based.
     (n) Other Information. The Seller shall furnish to the Purchaser and the Administrative Agent promptly, from time to time, such other information, documents, records or reports related to the Transferred Receivables or the condition or operations, financial or otherwise, of the Seller as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent or the Lenders under or as contemplated by this Contribution Agreement or any of the other Loan Documents.
     (o) Independent Accountants. The Seller shall, at all times, retain independent nationally recognized certified public accountants and request such accountants to cooperate with, and be available to, the Collateral Agent and Administrative Agent or their representatives to discuss the Seller’s financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Collateral Agent or the Administrative Agent.
     Section 5.2 Negative Covenants of the Seller.
     From the date hereof:
     (a) Transferred Receivables Not to be Evidenced by Instruments. The Seller shall take no action to cause any Transferred Receivable that is not, as of the relevant Purchase Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Transferred Receivable.
     (b) Security Interests. Except as otherwise permitted herein or in any other Loan Document, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Transferred Receivables, whether now existing or hereafter transferred hereunder, or any interest therein, and the Seller shall not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Seller shall promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of the existence of any Lien on any Transferred Receivables and the Seller shall defend the right, title and interest of the Purchaser and the Collateral Agent in, to and under the Transferred Receivables against all claims of third parties.
     (c) Deposits to Concentration Account. Except as otherwise provided in the Loan Documents, the Seller shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Concentration Account cash or cash proceeds other than Collections received in respect of any Transferred Receivable.
     (d) Mergers, Acquisition, Sales, etc. The Seller shall not merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 5.2(d), the Seller may merge or consolidate with any of its Subsidiaries (other than the Purchaser) provided that the Seller shall be the continuing or surviving corporation.
     (e) Change of Name or Location of Records. The Seller shall not (i) change its name, change its jurisdiction of formation, move the location of its principal place of business and chief executive office, and the offices where it keeps records concerning the Transferred Receivables from the location referred to in Section 4.1(o) or (ii) move the records concerning the Transferred Receivables from the location thereof, unless the Seller has given at least thirty (30) days’ written notice to the Purchaser and the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Purchaser and the Administrative Agent in the Transferred Receivables.
     (f) ERISA Matters. ACG shall not (i) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (ii) fail to make any material payments to a Multiemployer Plan that ACG or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (iii) terminate any Pension Plan so as to result in any material liability, or (iv) permit to exist any occurrence of any reportable event described in Title IV of ERISA that would reasonably be expected to result in a material liability.
     (g) Selection Procedure. The Seller shall not select or identify Transferred Receivables in any manner that adversely affects the interests of the Purchaser or the Lenders.
     (h) Credit and Collection Policy. The Seller shall not make any changes to the Credit Policies in a manner which would reasonably be expected to have a material adverse effect on the interests of the Purchaser or the Administrative Agent without first obtaining the Administrative Agent’s prior written consent to any such proposed change or amendment to the Credit Policies, which consent shall not be unreasonably withheld or delayed.
     (i) Failure to Take Action. The Seller shall not (i) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights under this Contribution Agreement or any of the other Loan Documents; (ii) take any action, or fail to take any action, if such action or failure to take action may interfere with the enforcement of any rights with respect to the Transferred Receivables; or (iii) fail to pay any tax, assessment, charge, fee or other obligation of the Seller with respect to the Transferred Receivables, or fail to defend any action, if such failure to pay or defend may adversely affect the validity or enforceability of the assignment of the Transferred Receivables to the Purchaser hereunder or the right, title or interest which the Seller had in the Transferred Receivables prior to its sale and assignment of the Transferred Receivables to the Purchaser hereunder.
     (j) No Bankruptcy Petition. The Seller covenants and agrees it shall not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the

Credit Agreement and the other Loan Documents, institute against, or join any other Person in instituting against, the Purchaser, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 5.2(j) shall survive the termination of this Contribution Agreement.
     (k) Fair Market Value. The Seller covenants and agrees that it shall not sell any Receivable to the Purchaser at a Total Purchase Amount less than Fair Market Value.
     (l) Solvency. The Seller shall not take any actions which would result in the Seller failing to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
     Section 5.3 Affirmative Covenants of the Purchaser.
     (a) Financial Statements; Certificates. The Purchaser shall furnish to the Agents and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month (or forty five (45) days in the case of any month that is also the last month of a fiscal quarter), a balance sheet of the Purchaser as at the end of such fiscal month, and the related statement of income or operations and a statement of cash flows for such fiscal month and for the portion of the fiscal year of the Purchaser then ended, all in reasonable detail, such statements to be certified by a Financial Officer of the Purchaser as fairly presenting the financial condition, results of operations and cash flows of the Purchaser in accordance with GAAP, except as listed on Schedule 5.01 to the Credit Agreement; and
     (ii) concurrently with the delivery of the financial statements referred to in Section 5.3(a)(i), an Officer’s Certificate signed by a Financial Officer of the Purchaser certifying that no Default or Event of Default has occurred or is continuing, or, if any such Default or Event of Default shall exist, stating the nature and status of such event.
     (b) Fair Market Value. The Purchaser covenants and agrees that it shall not purchase any Transferred Receivable from the Seller at a Total Purchase Amount less than Fair Market Value.
ARTICLE VI
DEEMED COLLECTIONS
     Section 6.1 Deemed Collections.

     (a) If on any day a Dilution shall have occurred with respect to any Transferred Receivable, then, on such day, the Seller shall be deemed to have received Collections in the amount of such Dilution and shall pay such Collections to the Purchaser.
     (b) (i) Except as expressly set forth in Section 6.1(b)(ii), if on any day it is determined that any Transferred Receivables did not satisfy the Transferred Receivable Representations and Warranties as of the applicable Purchase Date, the Seller shall be deemed to have received a Collection of such Transferred Receivable in the amount of the unpaid balance of such Transferred Receivable. To the extent that the Purchaser (or the Servicer, on the Purchaser’s behalf) subsequently receives Collections with respect to any such Transferred Receivable, the Purchaser shall pay the Seller an amount equal to the amount so collected, such amount to be payable as and when collected.
     (ii) Notwithstanding anything contained in Section 6.1(b)(i) to the contrary, the Seller shall have no obligation to make a payment of deemed collections pursuant to Section 6.1(b)(i) with respect to a Transferred Receivable that did not satisfy the Transferred Receivable Representations and Warranties as of the applicable Purchase Date so long as any such Transferred Receivable was not deemed to be eligible for inclusion in the calculation of the Borrowing Base at any time.
     (c) If during any calendar week, the Seller is deemed pursuant to Section 6.1(a) or (b) to have received any Collections, the Seller shall no later than the Tuesday following such calendar week transfer to the Purchaser in immediately available funds the amount of such deemed Collections by remitting such amounts to the Servicer and instructing the Servicer to deposit such amounts in the Agent’s Account in accordance with Section 2.2 of the Servicing Agreement.
     (d) Notwithstanding anything to the contrary contained in this Section 6.1, the Seller may, at its option, in lieu of making any payment of deemed Collections, contribute additional Receivables to the Purchaser by delivery of a Assignment in accordance with the terms of Section 2.2(b).
     Section 6.2 Retransfer of Transferred Receivables.
     If on any day the Seller makes a payment of deemed Collections with respect to any Transferred Receivable pursuant to Section 6.1(b) hereof (a “Retransferred Receivable”), upon confirmation of the deposit of such deemed Collections into the Concentration Account, the Purchaser shall automatically and without further action be deemed to transfer, assign and set-over to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in, to and under the related Retransferred Receivables and all future monies due or to become due with respect thereto. The Purchaser shall, at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take other such actions as shall reasonably be requested by the Seller to effect the transfer of such Retransferred Receivables to the Seller pursuant to this Section 6.2. Upon such retransfer to the

Seller any such Retransferred Receivables shall no longer be considered Transferred Receivables hereunder.
ARTICLE VII
INDEMNIFICATION
     Section 7.1 Indemnification by the Seller.
     (a) Without limiting any other rights that the Purchaser, the Administrative Agent, the Lenders, or any of their respective shareholders, officers, employees, agents or assigns (each an “Indemnified Party”), may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by such Indemnified Party arising out of or as a result of this Contribution Agreement or the acquisition either directly or indirectly by the Purchaser, or the Administrative Agent or any of the Lenders of an interest in the Transferred Receivables or in respect of any Transferred Receivables, provided, however, that the Seller shall not have any obligation to indemnify an Indemnified Party to the extent that acts of fraud, willful misconduct or gross negligence by such Indemnified Party caused such loss, liability, claim, judgment, tax, cost, expense, damage or injury imposed on, asserted against, awarded against or suffered or sustained by such Indemnified Party; provided, further, however, nothing contained in this Section 7.1 shall limit the liability of the Seller or limit the recourse of the Purchaser, the Administrative Agent or any of the Lenders against the Seller for amounts otherwise specifically required to be paid by the Seller pursuant to the terms of this Contribution Agreement other than pursuant to this Section 7.1. Subject to the preceding sentence, the Seller shall indemnify each Indemnified Party for Indemnified Amounts, but without duplication of amounts required to be paid under Section 6.1, relating to or resulting from:
     (i) any representation or warranty made or deemed made by the Seller or any of its officers under or in connection with this Contribution Agreement or any of the other Loan Documents or any other information or report, which shall have been false or incorrect in any material respect when made or deemed made or delivered (other than any breach of a Transferred Asset Representation and Warranty that was disclosed on the applicable Assignment);
     (ii) the failure by the Seller to comply with any term, provision or covenant contained in this Contribution Agreement or any agreement executed in connection with this Contribution Agreement, or with any Applicable Law, with respect to any Transferred Receivable or the nonconformity of any Transferred Receivable with any such Applicable Law or the failure of the Seller to keep or perform any of its obligations, express or implied, with respect to any Transferred Receivable;

     (iii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the relevant Obligor) of the relevant Obligor to the payment with respect to any Transferred Receivable (including, without limitation, a defense based on the Transferred Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Transferred Receivable or the furnishing or failure to furnish such merchandise or services;
     (iv) the failure of any Depository Bank to remit any amounts held in a Concentration Account pursuant to the instructions of the Collateral Agent made with respect to any of the Transferred Receivables in accordance with the terms of the applicable Intercreditor Agreement (to the extent such Person is entitled to give such instructions in accordance with the terms hereof, the Servicing Agreement and/or the Intercreditor Agreement), whether by reason of the exercise of set-off rights or otherwise;
     (v) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller or to qualify to do business or file any notice or business activity report or any similar report;
     (vi) any action taken by the Seller in the enforcement or collection of any Transferred Receivable;
     (vii) the failure by the Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with any of the Transferred Receivables;
     (viii) any repayment to the Seller by the Indemnified Party of any amount previously distributed hereunder or under any other Loan Document, in each case, which amount the Indemnified Party believes in good faith is required to be repaid to the Seller;
     (ix) the commingling of Collections received with respect to any of the Transferred Receivables at any time with other funds of the Seller except as permitted by the terms of the Intercreditor Agreement;
     (x) any investigation, litigation or proceeding related to or arising from this Contribution Agreement or any of the other Loan Documents, the transactions contemplated hereby or thereby, or the use of any proceeds paid to the Seller hereunder, or the ownership or security interest in the Transferred Receivables or any other investigation, litigation or proceeding relating to the Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or by (or under) any of the other Loan Documents;
     (xi) the failure of the Seller or any Affiliate of the Seller, or any of their respective agents or representatives, to remit to the Purchaser, Collections received with respect to any of the Transferred Receivables remitted to the Seller or any Affiliate of the Seller, or any such agent or representative;
     (xii) any inability to litigate any claim against any Obligor in respect of any Transferred Receivables as a result of such Obligor Debtor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
     (xiii) any failure of the Purchaser to acquire and maintain legal and equitable title to, and ownership of any Transferred Receivables from the Seller, free and clear of any Lien, or any failure of the Purchaser to give Fair Market Value to the Seller under this Contribution Agreement in consideration of the transfer by the Seller of any Transferred Receivable pursuant to this Contribution Agreement, or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Debtor Relief Laws;
     (xiv) except as permitted hereby, the failure to vest and maintain vested in the Collateral Agent, as the Collateral Agent for the Lenders, a perfected first priority security interest in the Transferred Receivables, together with any and all Collections received with respect thereto, free and clear of any Lien, whether existing at the time of any purchase or at any time thereafter;
     (xv) except to the extent permitted hereby, the failure to file, or any delay in filing, financing statements or other similar instruments or documents against the Seller under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Transferred Receivable, whether at the time of any Revolving Loan or at any subsequent time; or
     (xvi) any action or omission by the Seller that reduces or impairs the rights of the Purchaser or the Collateral Agent with respect to any Transferred Receivable or the value of any such Transferred Receivable.
     (b) Any amounts subject to the indemnification provisions of this Section 7.1 shall be paid by the Seller to the Indemnified Party on the Payment Date following such Indemnified Party’s written demand therefor.
     (c) If for any reason the indemnification provided above in this Section 7.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Seller, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

     (d) The obligations of the Seller under this Section 7.1 shall survive the termination of this Contribution Agreement.
     (e) Indemnification under this Section 7.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.
     Section 7.2 Assignment of Indemnities.
     The Seller acknowledges that, pursuant to the Credit Agreement, the Purchaser shall collaterally assign its rights of indemnity granted hereunder to the Collateral Agent, the Administrative Agent and the Lenders. Upon such assignment, (i) the Collateral Agent, the Administrative Agent and the Lenders, as applicable, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (ii) the obligations of the Seller under this Article VII shall survive the resignation or removal of the Administrative Agent. The Seller agrees that, upon such assignment, the Collateral Agent, the Administrative Agent and the Lenders, or the assignee of any such Person, as applicable, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this Article VII.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1 Termination.
     The term of this Contribution Agreement shall be until all obligations under the Loan Documents have been satisfied in full; provided, however, that any provision that expressly survives termination of this Contribution Agreement shall be continuing and shall survive any termination of this Contribution Agreement. The Administrative Agent shall be permitted to execute and deliver written evidence of the termination of this Contribution Agreement at such time as the obligations under the Loan Documents have been satisfied in full.
     Section 8.2 Amendments and Waivers.
     No amendment or waiver of any provision of this Contribution Agreement shall be effective except pursuant to an agreement or agreements in writing entered into by the Purchaser and the Seller, with the prior written consent of the Administrative Agent (acting at the direction of the Required Lenders). The Seller shall provide not less than ten (10) Business Days’ prior written notice of any proposed amendment to the Administrative Agent.
     Section 8.3 Notices, Etc.

     All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Administrative Agent, the Collateral Agent or any Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person in the Credit Agreement; and
     (ii) if to the Seller or the Purchaser, to the address, telecopier number, electronic mail address or telephone number set forth on the signature pages of this Contribution Agreement.
     Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).
     Section 8.4 Limitation of Liability.
     Except with respect to any claim arising out of the willful misconduct or gross negligence of the Collateral Agent, the Administrative Agent or any Lender or their respective Affiliates, directors, officers, employees, attorneys or agents, no claim may be made by the Seller or any other Person against the Collateral Agent, the Administrative Agent or any Lender or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Contribution Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not known or suspected to exist in its favor.
     Section 8.5 Binding Effect; Benefit of Contribution Agreement.
     All provisions of this Contribution Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Collateral Agent, the Administrative Agent and the Lenders. The Collateral Agent, the Administrative Agent and each Lender is an express third party beneficiary of this Contribution Agreement and is entitled to enforce the provisions hereof as if it was a party hereto.
     Section 8.6 Choice of Law and Venue; Jury Trial Waiver.
     (a) THE VALIDITY OF THIS CONTRIBUTION AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE

CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES).
     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS CONTRIBUTION AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, FEDERAL COURTS LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PURCHASED ASSET OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE ADMINISTRATIVE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH PURCHASED ASSET OR OTHER PROPERTY MAY BE FOUND. THE PARTIES HERETO WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAWS, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.6.
     (c) THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES HERETO REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS CONTRIBUTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     Section 8.7 Costs, Expenses and Taxes.
     (a) In addition to the rights of indemnification granted to the Purchaser, the Collateral Agent, the Administrative Agent, the Lenders and their respective members, officers, directors, employees and agents under Article VII hereof, the Seller agrees to pay on demand all reasonable costs and expenses of the Purchaser incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Contribution

Agreement and the Servicing Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Contribution Agreement and the Servicing Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Purchaser in connection with the enforcement of this Contribution Agreement and the Servicing Agreement.
     (b) The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Contribution Agreement and the other Loan Documents.
     (c) The Seller shall pay on demand all other reasonable costs, expenses and Taxes (excluding income taxes) incurred by the Purchaser in connection with the execution, delivery, filing and recording of this Contribution Agreement and the Servicing Agreement (“Other Costs”), including, without limitation, all costs and expenses incurred by the Purchaser in connection with periodic audits of the Seller’s books and records.
     Section 8.8 Recourse Against Certain Parties.
     (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Contribution Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Seller or any incorporator, shareholder, officer, employee or director of the Seller or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly, agreed and understood that the agreements of the Seller contained in this Contribution Agreement and the other Loan Documents are, in each case, solely the corporate obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Seller or any incorporator, officer, employee or director of the Seller or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Contribution Agreement and the other Loan Documents, or which are implied therefrom, and that any and all personal liability of every such administrator of the Seller and each member, officer, employee or director of the Seller or of any such administrator, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Contribution Agreement. The provisions of this Section 8.8(a) shall survive the termination of this Contribution Agreement.
     (b) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Purchaser as contained in this Contribution Agreement or the other Loan Documents shall be had against any administrator of the Purchaser or any incorporator, officer, employee or director of the Purchaser or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly, agreed and understood that the agreements of the Purchaser contained in this Contribution Agreement and the other Loan Documents are, in each case, solely the corporate obligations of the Purchaser, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Purchaser or any incorporator, officer, employee or director of the Purchaser or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Purchaser contained in this Contribution Agreement or the other Loan Documents, or which are implied therefrom, and that any and all personal liability of every such administrator of the Purchaser and each member, officer, employee or director of the Purchaser or of any such administrator, or any of them, for breaches by the Purchaser of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Contribution Agreement. The provisions of this Section 8.8(b) shall survive the termination of this Contribution Agreement.
     Section 8.9 Protection of Right, Title and Interest in the Transferred Receivables; Further Action Evidencing Purchases.
     (a) The Seller shall cause this Contribution Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Purchaser’s right, title and interest to the Transferred Receivables to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to all property comprising the Transferred Receivables. The Seller shall deliver to the Purchaser the file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Purchaser in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this Section 8.9(a).
     (b) The Seller agrees that from time to time, at its expense, it shall promptly execute and deliver all instruments and documents, and take all actions, that the Purchaser may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder and the ownership interest granted to the Purchaser in the Transferred Receivables, or to enable the Purchaser to exercise and enforce its rights and remedies hereunder or under any of the other Loan Documents. At any time the Purchaser or the Administrative Agent, as the case may be, may direct the Seller to notify the Obligors, at the Seller’s expense, of the Purchaser’s and/or the Collateral Agent’s interest in the Transferred Receivables under this Contribution Agreement and may direct that Collections of all amounts due or that become due under any or all of the Transferred Receivables that are purchased hereunder be made directly to the Purchaser or the Collateral Agent, as the case may be.
     (c) If the Seller fails to perform any of its obligations hereunder, the Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Article VII, as applicable. The Seller irrevocably authorizes the Purchaser at any time and from time to time at the Purchaser’s sole discretion and appoints the Purchaser as its attorney-in-fact to act on behalf of the Seller (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Purchaser’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser in the Transferred Receivables and (ii) to file financing statements with respect to the Transferred Receivables in such offices as the Purchaser in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser in the Transferred Receivables. This appointment is coupled with an interest and is irrevocable.
     (d) Without limiting the generality of the foregoing, the Seller shall, not earlier than six (6) months and not later than three (3) months before the date of expiration of the financing statement referred to in Section 2.5(a) or any other financing statement filed pursuant to this Contribution Agreement or in connection with any purchase hereunder, unless all Obligations under the Credit Agreement have been satisfied in full:
     (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
     (ii) deliver or cause to be delivered to the Purchaser an Opinion of Counsel, in form and substance reasonably satisfactory to the Purchaser, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, which opinion may contain usual and customary assumptions, limitations and exceptions.
     Section 8.10 Execution in Counterparts; Severability; Integration.
     This Contribution Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Contribution Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Contribution Agreement and any agreements or letters (including fee letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
     Section 8.11 Waiver of Setoff.
     (a) The Seller’s obligations under this Contribution Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other similar right the Seller might have against the Purchaser, the Administrative Agent or the Lenders or any assignee of such Persons, all of which rights are hereby waived by the Seller.
     (b) The Purchaser shall have the right to set-off against the Seller any amounts to which the Seller may be entitled and to apply such amounts to any claims the Purchaser may have against the Seller from time to time under this Contribution Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Seller.
     Section 8.12 Headings and Exhibits.
     The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Contribution Agreement and are incorporated into this Contribution Agreement for all purposes.
     Section 8.13 Rights of Inspection.
     The Administrative Agent and its duly authorized representatives, attorneys and accountants shall have access, at any reasonable time during business hours and at reasonable intervals of time, and upon reasonable prior notice, to any and all documentation regarding the Transferred Receivables that the Seller may possess, and the Seller shall make its officers, employees and agents available to such parties for purposes of discussing the Transferred Receivables and the Seller’s performance of its obligations under and compliance with, the terms of this Contribution Agreement, such access being afforded without charge but only upon reasonable request and during normal business hours so as not to interfere unreasonably with the Seller’s normal operations or customer or employee relations, at offices of the Seller designated by the Seller. The Purchaser shall pay for the reasonable out-of-pocket cost and expense (including, inter alia, travel) of the Administrative Agent in conducting (i) up to four (4) such inspections per each calendar year, so long as no Event of Default or Servicer Default has occurred and (ii) all such inspections, if an Event of Default or Servicer Default has occurred.
     Section 8.14 Assignment.
     Notwithstanding anything to the contrary contained herein, this Contribution Agreement may not be assigned by the Purchaser or the Seller except as permitted by this Section 8.14 or by the Credit Agreement. Simultaneously with the execution and delivery of this Contribution Agreement, the Purchaser shall collaterally assign all of its right, title and interest herein to the Collateral Agent under the Credit Agreement, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Collateral Agent, the Administrative Agent and the Lenders under the Credit Agreement, and the Collateral Agent, the Administrative Agent and the Lenders, in such capacity, shall be third party beneficiaries hereof. The Collateral Agent, the Administrative Agent and the Lenders, upon such assignment may enforce the provisions of this Contribution Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without joinder of the Purchaser.
     Section 8.15 Severability of Provisions; No Waiver.
     If one or more of the provisions of this Contribution Agreement shall be for any reason whatever held invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining covenants and provisions of this Contribution Agreement, and shall in no way affect the validity, legality and enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Collateral Agent, the Administrative Agent or any Lender. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Contribution Agreement prohibited or unenforceable in any respect. No failure on the part of the Collateral Agent, the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 8.16 Subordination.
     The Seller shall have the right to receive, and the Purchaser shall make, any and all payments relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing; provided, however, that the Seller hereby agrees that any right to any payment that it may have under this Section 8.16 or otherwise under this Contribution Agreement shall be subordinate in right of payment to the prior payment of any indebtedness or Obligation of the Purchaser owing to the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document; provided, further, however, that this Section 8.16 shall not be construed as to require the Seller to disgorge any funds received as Cash Purchase Amounts.
     Section 8.17 Confidentiality.
     (a) The Purchaser and the Seller shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Contribution Agreement and all information with respect to the Administrative Agent and the Lenders, including all information regarding the business of the Purchaser or the Seller hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and agents of such Persons (“Excepted Persons”); provided, however, that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent and the Lenders that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Purchaser or the Seller and its Affiliates, (ii) disclose the existence of this Contribution Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Contribution Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Loan Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Loan Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 8.17(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Defaults and priority of payment provisions.
     (b) Anything herein to the contrary notwithstanding, the Purchaser and the Seller each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent and the Lenders, by each other, (ii) by the Administrative Agent or the Lenders, to any rating agency, commercial paper dealer and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of and agrees to maintain the confidential nature of such information. In addition, the Lenders and the Administrative Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
     (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (a) if required to do so by any Applicable Law, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspect of the Administrative Agent’s or any Lender’s business or that of any of their Affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent or any Lender or an Affiliate or an officer, director, employer or shareholder thereof is a party, or (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Seller with respect to confidential information relating to the Purchaser or the Seller, or (iii) any other disclosure authorized by the Purchaser or the Seller with respect to confidential information relating to the Purchaser or the Seller; provided that in the case of any request, subpoena or proposed release or disclosure of information described in clauses (a), (b) or (c) above, the party believing it is obligated to release or disclose shall, subject to compliance with the applicable law, regulations, subpoena or other legal process, use commercially reasonable efforts to notify the Purchaser prior to such release or disclosure.

     IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Contribution Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:	AMERICAN COLOR GRAPHICS, INC.

	By:	/s/ Patrick W. Kellick

	Name:	Patrick W. Kellick
	Title:	Senior Vice President/Chief Financial Officer & Secretary

American Color Graphics, Inc.
100 Winners Circle
Brentwood, Tennessee 37027
Telephone No.: 615-377-7430
Fax No.: 615-377-0331

THE PURCHASER:	AMERICAN COLOR GRAPHICS FINANCE, LLC

	By:	/s/ Patrick W. Kellick

	Name:	Patrick W. Kellick
	Title:	President & Chief Executive Officer

American Color Graphics Finance, LLC
100 Winners Circle
Brentwood, Tennessee 37027
Telephone No.: 615-377-7430
Fax No.: 615-377-0331